Quanterix Names Jim Gute Chief Commercial Officer
Brings 20 years of senior commercial leadership in healthcare and IT, including GE Healthcare and Exact Sciences
BILLERICA, Mass., August 10, 2026 -- Quanterix Corporation (Nasdaq: QTRX), a global leader in precision biomarker science, today announced that seasoned healthcare executive Jim Gute has been appointed Chief Commercial Officer of the company. In this role, he will lead a re-acceleration of growth within the company’s commercial operations.
“We are thrilled to attract commercial leadership of Jim’s caliber to Quanterix, at a pivotal time, ahead of our expansion in diagnostics and with renewed focus on growing our core business,” said Everett Cunningham, President & CEO of Quanterix. “Jim brings the expertise we need to deftly build upon our large installed base and increase new customers to our broadening offerings, leveraging our ultra-sensitive protein-detection in blood and high plex spatial analysis in tissue, that position us well across targeted translational work and diagnostics. His background at leading healthcare firms such as GE Healthcare and Exact Sciences prepares him well to tackle our commercial opportunities, improve our execution and drive growth.”
Mr. Gute most recently served as Senior Vice President and Commercial Manager, General Screening, at Exact Sciences, a company with nearly $3B in revenue prior to its acquisition in early 2026 by Abbott Labs, after a two-year period as General Manager, Western Region. He previously was President of GE Healthcare, having held a series of successively more responsible roles over 18 years with the organization. In all these roles, his focus has been on managing commercial teams to success, and designing and implementing solutions to improve performance, increase effectiveness and reduce costs for the enterprise, with strong leadership and executional results. He holds Bachelor of Arts and Masters of Arts degrees from Cleveland State University. He will be based at Quanterix’s Billerica, MA headquarters.
Added Mr. Gute, "I'm very excited to lead the commercial organization at Quanterix at this key moment when the company is preparing to ramp up its diagnostics business and re-energize its commercial activities to support its differentiated offerings in ultra-sensitive biomarker testing and spatial analysis. Our ability to accelerate growth across the business will benefit health outcomes, especially in the critical Alzheimer's disease market, and I'm enthusiastic about our opportunities for high impact here."
About Quanterix
Quanterix is a global leader in precision biomarker science, making biology measurable to deliver earlier insights and support breakthroughs in disease research, diagnostics, and drug development. Its Simoa® technology delivers industry-leading sensitivity, allowing researchers to detect and quantify biomarkers in blood and other fluids at concentrations far below traditional limits. Through the acquisition of Akoya Biosciences, Quanterix Spatial solutions deliver high-plex, quantitative protein analysis in tissue at single-cell resolution. Combined with Accelerator Laboratory services, Quanterix gives researchers the tools and expertise to translate discovery into precision diagnostics. Learn more at www.quanterix.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this press release that are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about the re-acceleration of growth within Quanterix’s commercial operations, Quanterix’s future business outlook, and the development and commercialization of new products. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities with respect to Quanterix’s future business, operations, strategy and financial performance: risks related to the impact of changes in U.S. government policies, including impacts of tariffs and reductions in federal research funding; risks associated with the anticipated timing for launch of, and features of, Quanterix’s next-generation instruments to upgrade its existing platforms; risks related to Quanterix’s ability to improve existing diagnostics and develop new diagnostic tests and tools; risks related to Quanterix’s ability to successfully penetrate the diagnostics market; risks related to Quanterix’s ability to retain and expand its customer base and achieve sufficient market acceptance of its products; risks related to the ability of Quanterix’s contract manufacturers and suppliers to reliably and consistently manufacture and supply our instruments; risks that Quanterix may fail to realize the anticipated benefits and synergies of its recent acquisitions of Emission, Inc. and Akoya Biosciences Inc.; risk that integrating Quanterix’s business with that of Akoya could be more difficult, costly or time-consuming than expected; risks that Quanterix’s estimates regarding expenses, future revenues, capital requirements, and needs for additional financing could be incorrect; risks related to Quanterix’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and risks related to defects or other quality issues in Quanterix’s products that could lead to unforeseen costs, product recalls, adverse regulatory actions, negative publicity and litigation. Additional factors that could cause results to differ materially from those described above can be found in the periodic reports filed by Quanterix with the SEC, including the “Risk Factors” sections contained therein, which are available on the SEC’s website at www.sec.gov.
All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Quanterix’s underlying assumptions prove to be incorrect, actual results may differ materially from what Quanterix anticipates. Quanterix cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Quanterix does not assume any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.
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